UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): November 25, 2024
_____________________
LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
_____________________

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 7th Ave, Floor M1
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC
Rights to Purchase Series A Junior Participating Preferred Stock	None	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described under Item 5.07 below, at the Annual Meeting (as defined below), the stockholders of LivePerson, Inc. (the “Company”) approved (i) the Company’s Amended and Restated 2019 Stock Incentive Plan, the purpose of which was to (A) increase the number of shares available for issuance under the terms of that plan by 4,600,000 shares and (B) remove the 1.5x fungible share ratio and (ii) the Company’s Amended and Restated 2019 Employee Stock Purchase Plan, the purpose of which was to (A) increase the number of shares available for issuance under that plan by 2,500,000 shares and (B) remove certain purchase limitations under the plan. Descriptions of the material terms of each plan are set forth under the headings “Proposal No. 5 Amendment and Restatement of the 2019 Stock Incentive Plan” and “Proposal No. 6 Amendment and Restatement of the 2019 Employee Stock Purchase Plan” in the proxy statement filed by the Company with the Securities and Exchange Commission on October 24, 2024, which descriptions are hereby incorporated into this Item 5.02 by reference. The descriptions included and incorporated by reference above are qualified by reference to the text of the respective plans, each of which is filed herewith as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.
The Company’s Board of Directors had previously adopted the Amended and Restated 2019 Stock Incentive Plan and the Amended and Restated 2019 Employee Stock Purchase Plan, subject to stockholder approval. All executive officers of the Company are eligible to participate in each of the plans.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company reconvened its Annual Meeting of Stockholders virtually via live audio webcast on November 25, 2024 (the “Annual Meeting”). The Annual Meeting was commenced on November 4, 2024 and was adjourned until November 25, 2024 due to a lack of quorum. As of September 20, 2024, the record date for the Annual Meeting, there were a total of 90,258,009 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, constituting all of the outstanding voting securities of the Company. At the Annual Meeting, the holders of 49,347,140 shares of the Company’s common stock were represented in person or by proxy, and therefore a quorum was present.
At the Annual Meeting, the stockholders elected the following Class III director nominees to serve on the Company’s Board of Directors until the Company’s 2027 Annual Meeting of Stockholders, and until such directors’ successors shall have been duly elected and qualified, with the following voting results:

Director	Votes For	Votes Withheld	Abstain	Broker Non-Votes
Karin-Joyce (K.J.) Tjon	31,146,205	3,867,815	N/A	14,333,120

Director	Votes For	Votes Withheld	Abstain	Broker Non-Votes
Dan Fletcher	31,195,674	3,818,348	N/A	14,333,120
At the Annual Meeting, the stockholders also ratified the Audit Committee’s appointment of BDO USA, P.C. as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2024 with the following voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
44,815,090	4,089,481	442,569	—

At the Annual Meeting, the stockholders also approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, with the following voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,816,143	3,866,917	344,406	14,319,414
At the Annual Meeting, the stockholders also approved the ratification of the Company’s Tax Benefits Preservation Plan so that it may remain in effect through January 21, 2027 unless earlier terminated by the Company’s Board of Directors, with the following voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,564,684	14,764,938	698,114	14,319,414
At the Annual Meeting, the stockholders also approved the Amended and Restated LivePerson, Inc. 2019 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder and to make certain other changes thereto, as described above, with the following voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,541,082	4,073,772	412,882	14,319,414
At the Annual Meeting, the stockholders also approved the Amended and Restated LivePerson, Inc. 2019 Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock available for issuance thereunder and to make certain other changes thereto, as described above, with the following voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,815,823	3,906,844	305,069	14,319,414
At the Annual Meeting, the stockholders did not approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers as permitted by Delaware law. The affirmative vote of a majority of the outstanding shares of the Company’s common stock would have been required, and accordingly, the proposal did not pass with the following voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
28,451,449	6,229,599	346,688	14,319,414

Exhibit No.	Description
10.1	Amended and Restated LivePerson, Inc. 2019 Stock Incentive Plan
10.2	Amended and Restated LivePerson, Inc. 2019 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 26, 2024
LIVEPERSON, INC.
(Registrant)

By:    /s/ Monica L. Greenberg
Monica L. Greenberg
Executive Vice President, Policy and General Counsel